SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2004 (April 1, 2004)

TEAM, INC.

(Exact name of registrant as specified in Charter)

Texas	0-9950	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Hermann Drive

Alvin, Texas 77511-6592

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 331-6154

Item 2. Acquisition or Disposition of Assets

On April 15, 2004, Team, Inc. (“Team”) completed the acquisition of all of the outstanding capital stock of Thermal Solutions, Inc., a Colorado corporation (“TSI”). Pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated and effective as of April 1, 2004 among Team, Team Industrial Services, Inc., a Texas corporation and an indirect wholly-owned subsidiary of Team (“Team Industrial”), TSI, the TSI shareholders and Michael J. Urban as the shareholder representative, TSI became a wholly-owned subsidiary of Team Industrial.

Team paid consideration of approximately $9 million in cash, which included a $1.7 million adjustment for working capital acquired in excess of the minimum amount specified in the Stock Purchase Agreement, and issued 288,413 shares of its common stock, $0.30 par value per share (the “Team Stock”), pursuant to the Stock Purchase Agreement. Of such amounts, $500,000 in cash and 189,019 shares of Team Stock were deposited into an escrow fund (the “Escrow Fund”) that may be used by Team to satisfy working capital and accounts receivable adjustments and its indemnification rights under the Stock Purchase Agreement. (Amounts remaining in the Escrow Fund and not subject to pending claims are to be distributed to the former TSI shareholders over a three year period ending in April 2007.) The Escrow Fund was established pursuant to the terms of an Escrow Agreement (the “Escrow Agreement”) dated April 15, 2004 by and among Team, Team Industrial, TSI, the TSI shareholders, the shareholder representative and Compass Bank. The amount of the consideration contemplated by the Stock Purchase Agreement was determined through arm’s-length negotiations among the parties.

The foregoing description of the Stock Purchase Agreement and the Escrow Agreement is qualified in its entirety by reference to the Stock Purchase Agreement and the Escrow Agreement, copies of which are attached to this Report under Item 7 as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

In connection with the consummation of these transactions, Team entered into Amendment No. 9 dated as of April 15, 2004 (the “Amendment”) with Bank of America, N.A. as successor to NationsBank, N.A. to a Credit Agreement dated August 28, 1998, as amended, among Team, Bank of America, N.A. as successor to NationsBank, N.A. (the “Credit Agreement”). Pursuant to the terms of the Amendment, the principal borrowing amount available to Team under a revolving credit facility was increased by $10 million to $22,500,000. Borrowings under the revolver generally bear interest at LIBOR plus 1.5 percent. The Amendment also extended the maturity date of the facility to April 15, 2006 from September 30, 2005. The cash amounts paid by Team pursuant to the Stock Purchase Agreement were funded by borrowings under the Credit Agreement.

The foregoing description of the Amendment and the Credit Agreement is qualified in its entirety by reference to the Amendment and the Credit Agreement, copies of which are attached to this Report under Item 7 as Exhibits 10.2 and 10.3, respectively, and incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

It is impractical to file financial statements and pro forma financial information at this time. Team will file such statements and information a soon as practicable. It is expected that such statements and information will be filed by amendment to this Form 8-K on or before June 15, 2004.

(c) Exhibits.

Exhibit No.	Description

*2.1	Stock Purchase Agreement dated as of April 1, 2004, by and among Registrant, Team Industrial Services, Inc. (“Team Industrial”), Thermal Solutions, Inc. (“TSI”), the TSI shareholders named therein and Michael J. Urban as the shareholder representative.

*10.1	Escrow Agreement dated April 15, 2004 by and among Registrant, Team Industrial, TSI, the TSI shareholders named therein, Michael J. Urban as the shareholder representative and Compass Bank.

*10.2	Amendment No. 9 dated as of April 15, 2004 among Registrant, Bank of America, N.A., successor by merger to NationsBank, N.A., and the financial institutions named therein.

10.3	Credit Agreement dated August 28, 1998 among Registrant, NationsBank, N.A. and the financial institutions named therein (incorporated by reference to Exhibit 2.5 to Registrant’s Current Report on Form 8-K filed September 9, 1998).

*99.1	Press Release, dated April 15, 2004, “Team Completes Thermal Solutions, Inc. Acquisition.”

*	Filed herewith

Item 9. Regulation FD Disclosure.

Team, Inc. issued a news release on April 15, 2004 announcing that Team had completed its acquisition of Thermal Solutions, Inc. This news release is furnished as Exhibit 99.1 to this Report.

The information in Item 9 of this report (including the Exhibits described in Item 9 as furnished with this report) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by Team under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in Item 9 of this report is not intended to, and does not, constitute a determination or admission by Team that the information in Item 9 of this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Team or any of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEAM, INC.

Date: April 16, 2004	By:	/s/ Ted W. Owen

Ted W. Owen Senior Vice President—Finance and Administration, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

*2.1	Stock Purchase Agreement dated as of April 1, 2004, by and among Registrant, Team Industrial Services, Inc. (“Team Industrial”), Thermal Solutions, Inc. (“TSI”), the TSI shareholders named therein and Michael J. Urban as the shareholder representative.

*10.1	Escrow Agreement dated April 15, 2004 by and among Registrant, Team Industrial, TSI, the TSI shareholders named therein, Michael J. Urban as the shareholder representative and Compass Bank.

*10.2	Amendment No. 9 dated as of April 15, 2004 among Registrant, Bank of America, N.A., successor by merger to NationsBank, N.A., and the financial institutions named therein.

10.3	Credit Agreement dated August 28, 1998 among Registrant, NationsBank, N.A. and the financial institutions named therein (incorporated by reference to Exhibit 2.5 to Registrant’s Current Report on Form 8-K filed September 9, 1998).

*99.1	Press Release, dated April 15, 2004, “Team Completes Thermal Solutions, Inc. Acquisition.”

*	Filed herewith